_______________________________________________________________________________


            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 8, 1999



                        STEWART ENTERPRISES, INC.
        (Exact name of registrant as specified in its charter)

        LOUISIANA                  0-19508                  72-0693290
(State or other jurisdiction     (Commission            (I.R.S. Employer
of incorporation)                File Number)           Identification No.)



                     110 VETERANS MEMORIAL BOULEVARD
                        METAIRIE, LOUISIANA  70005
           (Address of principal executive offices) (Zip Code)



                           (504) 837-5880
         (Registrant's telephone number, including area code)


                           NOT APPLICABLE
     (Former name or former address, if changed since last report)

_______________________________________________________________________________

Item 5.  Other Events

    On September 8, 1999 the Company issued the following press release.







CONTACT:                        Kenneth C. Budde
                                Stewart Enterprises, Inc.
                                110 Veterans Memorial Boulevard
                                Metairie, Louisiana 70005
                                504/837-5880

                                                          FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS THIRD QUARTER FISCAL YEAR 1999 RESULTS

Metairie,  Louisiana,  September 8, 1999. . . Stewart Enterprises, Inc. (Nasdaq
NMS: STEI) today announced that revenues for the third quarter of 1999 as compared to the third quarter of 1998 increased 20 percent to $202.5 million from $169.1 million. Operating earnings increased 22 percent to $57.4 million from $47.2 million, net earnings increased 19 percent to $28.9 million from $24.3 million and diluted earnings per share increased 4 percent to $.26 from $.25.

Third quarter diluted per share performance reflects a 14 percent increase in the weighted average number of shares outstanding from 98.6 million to 112.2 million, due principally to the Company's equity offering completed in February 1999.

Year-to-date revenues increased 24 percent to $587.6 million from $473.0 million for the comparable period last fiscal year. Operating earnings increased 29 percent from $134.7 million to $173.7 million, net earnings increased 24 percent from $70.5 million to $87.6 million and diluted earnings per share increased 13 percent from $.72 to $.81 for the first nine months of fiscal year 1998, before giving effect to the stock option charge recorded during the second quarter of fiscal year 1998.

Fiscal year-to-date diluted per share performance reflects a 9 percent increase in the weighted average number of shares outstanding from 98.4 million to 107.6 million, due principally to the Company's equity offering completed in February 1999.

Joseph P. Henican, III, Chief Executive Officer, commented, "Although we are disappointed with our quarterly results and the reduction in our earnings growth rate as discussed in our August 12 announcement, we nevertheless achieved growth of approximately 20 percent in revenue, gross profit and net earnings in the third quarter. Our Company continues to produce solid financial and operational results and is well positioned for continued growth and prosperity with a debt-to-equity ratio of .8 to 1.0, approximately $65 million in cash and marketable securities and a backlog of preneed contracts as of July 31, 1999, that is expected to produce future funeral revenue of approximately $1.5 billion."

Mr. Henican added, "Since the announcement of our stock repurchase program on August 18, 1999, the Company has purchased 3.2 million shares in the open market for $18.5 million, at an average purchase price of $5.78 per share. We believe this program represents a prudent deployment of our capital, allows us to pursue other attractive investment opportunities as they become available and maintains sufficient resources for working capital purposes. Our Board authorized the repurchase of up to 5 percent of our outstanding common stock because of their belief in the strong fundamentals and future potential of our Company and industry and the belief that the current market price does not accurately reflect this intrinsic value."

William E. Rowe, President and Chief Operating Officer, commented, "Our management team has worked diligently to analyze and address the issues that slowed our earnings growth in the third quarter and to develop a plan to continue to grow the Company. We are establishing new programs to address the trends affecting at-need funeral pricing and changing preneed sales management in several major markets where appropriate. We are also refocusing on continued margin improvement in our existing businesses and internal growth strategies such as the development of alternative service firms, operating partnerships with third parties and the creation of new combination operations."

Mr. Rowe continued, "Thus far in fiscal year 1999, we have acquired or committed to acquire 88 funeral homes and 23 cemeteries for an aggregate purchase price of approximately $168.9 million. These businesses are expected to generate annualized revenues of approximately $81.4 million and serve nearly 25,500 families worldwide. Our acquisition activity has slowed in recent months due to our commitment to adhere to stricter pricing criteria, as a significant number of potential sellers have withdrawn their businesses from the market because of lower prices. Nonetheless, we believe that the non-price factors that contributed to their desire to sell still exist and that many owners will put their businesses back on the market, although we cannot predict when that will occur."

"Recently, we have tightened our pricing criteria one step further by reducing our target acquisition multiple to 6 to 7 times pro forma earnings before interest and taxes (EBIT) for domestic acquisitions and 5 to 6 times pro forma EBIT for international acquisitions. As of September 8, 1999, the businesses that we have currently committed to acquire are priced at 6.1 times EBIT and
1.1 times revenue. Because we are committed to the principles of discipline and balance and the prudent operation of our businesses over the long-term, we will only acquire businesses and employ internal strategies that we believe will yield the best return on our capital."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 633 funeral homes and 157 cemeteries in North America, South America, Europe and the Pacific Rim.
_______________________________________________________________________________

Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to make acquisitions and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended April 30, 1999. The Company assumes no obligation to update information contained herein.
                               #   #   #
_______________________________________________________________________________



                                STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                                   CONSOLIDATED STATEMENTS OF EARNINGS
                                                (Unaudited)
                            (Dollars in thousands, except per share amounts)



                                                         Three Months Ended July 31,
                                                        -----------------------------
                                                            1999            1998
                                                        -----------     -------------
Revenues:
   Funeral                                               $ 120,844      $   96,561
   Cemetery                                                 81,622          72,527
                                                         ----------     -----------
      Total revenues                                       202,466         169,088
                                                         ----------     -----------

Costs and expenses:
   Funeral                                                  80,668          66,191
   Cemetery                                                 59,379          51,566
                                                         ----------     -----------
      Total costs and expenses                             140,047         117,757
                                                         ----------     -----------
   Gross profit                                             62,419          51,331
Corporate general and administrative expenses                5,012           4,139
                                                         ----------     -----------
   Operating earnings                                       57,407          47,192
Interest expense, net                                      (13,224)        (10,827)
Other income                                                 1,328           1,057
                                                         ----------     -----------
   Earnings before income taxes                             45,511          37,422
Income taxes                                                16,612          13,098
                                                         ----------     -----------
   Net earnings                                          $  28,899      $   24,324
                                                         ==========     ===========
Earnings per share:
   Basic                                                 $    0.26      $     0.25
                                                         ==========     ===========
   Diluted                                               $    0.26      $     0.25
                                                         ==========     ===========


Weighted average shares outstanding (in thousands):
   Basic                                                   111,752          97,784
                                                         ==========     ===========
   Diluted                                                 112,196          98,616
                                                         ==========     ===========

Dividends per common share                               $    0.02      $     0.02
                                                         ==========     ===========







                             STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF EARNINGS
                                           (Unaudited)
                         (Dollars in thousands, except per share amounts)


                                                                                  Nine Months Ended July 31,
                                                                                -----------------------------
                                                                                    1999            1998
                                                                                -----------     -------------
Revenues:
   Funeral                                                                      $ 353,485       $ 275,231
   Cemetery                                                                       234,159         197,744
                                                                                -----------     -------------
      Total revenues                                                              587,644         472,975
                                                                                -----------     -------------
Costs and expenses:
   Funeral                                                                        234,040         186,261
   Cemetery                                                                       166,567         139,720
                                                                                -----------     -------------
      Total costs and expenses                                                    400,607         325,981
                                                                                -----------     -------------
   Gross profit                                                                   187,037         146,994
Corporate general and administrative expenses                                      13,360          12,307
                                                                                -----------     -------------
   Operating earnings before performance-based stock options                      173,677         134,687
Performance-based stock options                                                        -           76,762
                                                                                -----------     -------------
   Operating earnings                                                             173,677          57,925
Interest expense, net                                                             (38,718)        (29,527)
Other income                                                                        2,961           2,764
                                                                                -----------     -------------
   Earnings before income taxes                                                   137,920          31,162
Income taxes                                                                       50,341          10,938
                                                                                -----------     -------------
   Net earnings                                                                 $  87,579       $  20,224
                                                                                ===========     =============
Earnings per share
   Basic                                                                        $    0.82       $    0.21
                                                                                ===========     =============
   Diluted                                                                      $    0.81       $    0.21
                                                                                ===========     =============

Weighted average shares outstanding (in thousands):
   Basic                                                                          107,068          97,578
                                                                                ===========     =============
   Diluted                                                                        107,604          98,368
                                                                                ===========     =============

Dividends per common share                                                      $    0.06       $    0.04
                                                                                ===========     =============





                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      STEWART ENTERPRISES, INC.




September 8, 1999                                     /s/ KENNETH C. BUDDE
                                                      --------------------
                                                      Kenneth C. Budde
                                                      Executive Vice President
                                                      Chief Financial Officer